UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017 (August 21, 2017)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas 78746
(Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01    Entry into a Material Definitive Agreement.
Transaction Agreement
On August 21, 2017, Victory Energy Corporation (the “Victory”) entered into a transaction agreement (the “Transaction Agreement”) with Armacor Victory Ventures, LLC, a Delaware limited liability company (“Armacor”), pursuant to which Armacor (i) granted to Victory a worldwide, perpetual, royalty free, fully paid up and exclusive sublicense (the “License”) to all of Armacor’s owned and licensed intellectual property for use in the Oilfield Services Business (as defined in the Transaction Agreement), and (ii) agreed to contribute to Victory $5,000,000 (the “Cash Contribution”), in exchange for which the Company issued 800,000 shares (the “Armacor Shares”) of its newly designated Series B Convertible Preferred Stock, constituting approximately 90% of the Company’s issued and outstanding Common Stock on a fully-diluted basis and after giving effect to the issuance of the Armacor Shares and other securities being issued as contemplated by the Transaction Agreement (other than shares issuable upon conversion of the VPEG Note (as defined below)). The closing of the Transaction Agreement (the “Closing”) also occurred on August 21, 2017.
On or before September 1, 2017, Armacor will pay to VPEG (as defined below) and to certain of the Company’s creditors a total of approximately $594,154 in liabilities, including $550,000 owed to VPEG under the VPEG Note and certain other liabilities owed to various other creditors and the Company obtained written agreements from all of its creditors regarding the orderly repayment of the remaining balance of such liabilities. In addition, Armacor and the Company agreed upon a schedule of liabilities and working capital needs that is set forth on Exhibit A to the Transaction Agreement (the “Schedule of Liabilities”) that are expected to arise between the Closing and the date that Shareholder Approval (as defined below) is obtained. In exchange for Armacor paying off the VPEG Note, the amounts owed to the other creditors and funding the Schedule of Liabilities, the Company will issue to Armacor a secured delayed draw term note (the “Armacor Note”) in the original principal amount of $594,154, with additional amounts being added to principal as additional advances are made to fund the Schedule of Liabilities or other expenses that Armacor agrees to fund (collectively, the “Armacor Loan”). The Armacor Note will be secured by a first priority security interest in all of the Company’s assets. Upon obtaining Shareholder Approval, all of the Company’s obligations under the Armacor Note will be forgiven and the outstanding principal amount of, and all accrued, but unpaid interest under, the Armacor Note will be credited toward Armacor’s obligation to make the Cash Contribution.
Pursuant to the Transaction Agreement, the Company is required to hold a special meeting of its shareholders (the “Shareholders Meeting”) as soon as possible in order to obtain the approval of, among other things, (i) amendments to the Company’s articles of incorporation to effect a reverse split of the Company’s Common Stock and an increase in the number of authorized shares of the Company’s Common Stock such that there will be sufficient Common Stock authorized to allow for the conversion of the outstanding Series B Convertible Preferred Stock and other series of preferred stock outstanding (collectively, the “Charter Amendment”) and (ii) the Divestiture (as defined below) (the “Shareholder Approval”).
Within three (3) business days after Shareholder Approval is obtained, the Company must (i) cause the Charter Amendment to be filed and accepted for filing with the State of Nevada, (ii) cause the aforementioned reverse stock split to be effected, and (iii) deliver to Armacor a written certification, signed by an executive officer, certifying as to certain matters prescribed in the Transaction Agreement (collectively, the “Funding Conditions”). The Cash Contribution, less the outstanding balance on the Armacor Note, must be paid by Armacor within three (3) business days after satisfaction of the Funding Conditions.
If the Funding Conditions are not satisfied on or before the first anniversary of the Closing (or if any circumstances or event occurs that makes it reasonably unlikely that the Funding Conditions will be satisfied on or before the first anniversary of the Closing), other than by reason of a material breach of the Transaction Agreement by Armacor, then Armacor, at its option, has the right to unwind the transactions contemplated by the Transaction Agreement. If the transaction is unwound, the Company will cancel all the Armacor Shares, the License will be terminated, and all outstanding principal and accrued interest under the Armacor Note shall be repaid over a period of twelve (12) months following the unwinding in equal monthly installments upon the terms and conditions set forth in the Armacor Note.

If the Funding Conditions have been satisfied, but Armacor fails to make the Cash Contribution within thirty (30) days of the satisfaction of the Funding Conditions, the Company may, in its sole discretion, seek up to $5 million of equity capital from other sources, including, without limitation, from VPEG, its affiliates and designees under the option granted to VPEG pursuant to the VPEG Loan Agreement (as defined below).
If the Funding Conditions have been satisfied, but Armacor fails to make the Cash Contribution, then a number of the Armacor Shares (or, if converted, the Common Stock equivalent) shall be cancelled in accordance with the following formula:
Cancelled Armacor Shares = X% of 213,333
For purposes of the foregoing formula:
X=     (A - B)/A
A=     5,000,000
B=     the amount of the Cash Contribution funded by Armacor
Notwithstanding the foregoing, under no circumstances shall the number of Armacor Shares be reduced to less than 586,667 shares (or, if converted, the Common Stock equivalent) without Armacor’s prior written consent. The cancellation of shares shall be the Company’s sole remedy for the failure of Armacor to fund the Cash Contribution, including any failure by Armacor to make the Armacor Loan.
In connection with the Transaction Agreement, the Company entered into (i) an exclusive sublicense agreement (the “License Agreement”) with Armacor, pursuant to which Armacor granted the License to the Company, and (ii) a trademark license agreement (the “Trademark License Agreement”) with Liquidmetal Coatings Enterprises, LLC, an affiliate of Armacor (“LMCE”), pursuant to which LCME granted a license for the “Liquidmetal” and “Armacor” trademarks and service marks to the Company.
As a condition to the Closing, certain persons who became shareholders as a result of the transactions contemplated by the Transaction Agreement have entered into a lock-up and resale restriction agreement (the “Lock-Up Agreement”), pursuant to which these shareholders have agreed to certain restrictions on the transfer of their shares. In addition, Armacor, Armacor Holdings, LLC, and LM Group Holdings, LLC (affiliates of Armacor), each entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreements”) with the Company, pursuant to which they agreed not to compete with the Company or solicit the Company’s employees, contractors or consultants until the License expires.
The terms of the Series B Convertible Preferred Stock are governed by a certificate of designation (the “Series B Certificate of Designation”) filed by the Company with the Nevada Secretary of State on August 21, 2017. Pursuant to the Series B Certificate of Designation, the Company designated 800,000 shares of its preferred stock as Series B Convertible Preferred Stock. Following is a summary of the material terms of the Series B Convertible Preferred Stock:

•
Dividends. Holders are entitled to receive dividends on shares of Series B Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis regardless of whether the Series B Convertible Preferred Stock is then convertible) to and in the same form as dividends actually paid on shares of the Common Stock when and if such dividends are paid on shares of the Common Stock.

•
Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock are entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series B Convertible Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, which amount shall be paid pari passu with all holders of Common Stock.

•
Voting Rights. Except as otherwise required by law, holders of Series B Convertible Preferred Stock have no voting rights. However, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to the Series B Convertible Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series B Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

•
Conversion. On the later to occur of (i) the date on which all Funding Conditions have been satisfied, and (ii) the date that Armacor pays the Company the entire Cash Contribution in accordance with the Transaction Agreement, each share of Series B Convertible Preferred Stock plus accrued, but unpaid, dividends thereon shall be automatically converted (without the payment of additional consideration by the holder thereof), into such number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on such conversion date. The “Stated Value” shall initially be $122.6628243 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Convertible Preferred Stock. The “Conversion Price” shall initially be equal to $0.04, subject to adjustment as set forth in the Series B Certificate of Designation. The Armacor Shares are therefore convertible into 2,453,256,486 shares of Common Stock.

The foregoing summary of the terms and conditions of the Transaction Agreement, License Agreement, Trademark License Agreement, Lock-Up Agreement, Non-Competition Agreements, and the Series B Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report.
Loan Agreement
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a loan agreement (the “VPEG Loan Agreement”) with Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG”), pursuant to which VPEG loaned $500,000 to the Company until the Armacor Note is issued pursuant to the Transaction Agreement. Such loan is evidenced by a secured convertible original issue discount promissory note (the “VPEG Note”) issued by the Company to VPEG on August 21, 2017. The VPEG Note reflects an original issue discount of $50,000 such that the principal amount of the VPEG Note is $550,000, notwithstanding the fact that the loan is in the amount of $500,000. The VPEG Note does not bear any interest in addition to the original issue discount, matures on September 1, 2017 (the “Maturity Date”), and is secured by a security interest in all of the Company’s assets.
VPEG has the right, exercisable at any time from and after the Maturity Date and prior to payment in full, to convert all or any portion of the principal amount then outstanding, plus all accrued but unpaid interest at the Default Interest Rate (as defined below), into shares of the Company’s Common Stock at a conversion price equal to $0.04 per share, subject to adjustment.
The VPEG Note contains standard events of default, including: (i) if the Company shall default in the payment of the principal amount as and when the same shall become due and payable, whether by acceleration or otherwise; or (ii) if the Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the VPEG Note or the VPEG Loan Agreement; or (iii) if the Company shall: (a) admit in writing its inability to pay its debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (each, an “Event of Default”). Upon the occurrence of an Event of Default, interest upon the unpaid principal amount shall begin to accrue at a rate equal to the lesser of (i) eight percent (8%) per annum or (ii) the maximum interest rate allowed from time to time under applicable law (the “Default Interest Rate”), and shall continue at the Default Interest Rate until the Event of Default is cured or full payment is made of the unpaid principal amount.

Under the VPEG Loan Agreement, if Armacor fails to satisfy its obligation to make all or any portion of the Cash Contribution under the Transaction Agreement, including Armacor’s obligation to make the Armacor Loan, then VPEG or its affiliates or designees has the option, in its sole discretion, to fund the shortfall, including the failure to make the Armacor Loan, up to the full amount of the Cash Contribution. In consideration for making such investment VPEG or its affiliates or designees shall receive (i) a number of shares of the Company’s Common Stock that is equal to the quotient of the total investment amount divided by $0.04 (subject to equitable adjustments for stock splits, stock combinations and similar events) and (ii) a five year warrant to purchase one share of Common Stock at an exercise price of $0.04 (subject to equitable adjustments for stock splits, stock combinations and similar events) for each share of Common Stock issued to VPEG or its affiliates or designees. If there is not sufficient Common Stock available for issuance, then the Company shall issue shares of its Series C Preferred Stock or another series of the Company’s preferred stock having terms similar to the Series C Preferred Stock and having an equivalent value to the shares of Common Stock that would otherwise be issued and the warrant shall provide that it is not exercisable until such time as there is sufficient Common Stock authorized to permit the issuance of the shares of Common Stock underlying such warrant. Notwithstanding the foregoing, VPEG shall only be permitted to exercise this option if no third party that is ready, willing and able to fund the Company has made a written proposal to fund the Company on terms that are more favorable to the Company than the terms described above; provided; however, that if any such third party makes a more favorable proposal, then VPEG shall have the right, but not the obligation, to invest in the Company on such more favorable terms up to the entire amount of such third party financing. For the avoidance of doubt, if such third party financing is in an amount less than the entire amount of the Cash Contribution minus amounts funded by Armacor, then VPEG will continue to have the option to invest in the Company on the option terms in an amount up to the entire amount of the Cash Contribution minus the amount funded by Armacor and the amount of the proposed third party financing.
The foregoing summary of the terms and conditions of the VPEG Loan Agreement and VPEG Note does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report.
Divestiture Agreement
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a divestiture agreement (the “Divestiture Agreement”) with Navitus Energy Group (“Navitus”), pursuant to which the Company has agreed to divest and transfer its 50% ownership interest in Aurora Energy Partners (“Aurora”) to Navitus (the “Divestiture”), which currently owns the remaining 50% interest, in consideration for a release from Navitus of all of the Company’s obligations under the second amended partnership agreement, dated October 1, 2011, between Victory and Navitus (the “Partnership Agreement”), including, without limitation, obligations to return to Navitus investors their accumulated deferred capital, deferred interest and related allocations of equity. The Company has also agreed to pay off or otherwise satisfy all indebtedness and other material liabilities of Aurora at or prior to closing of the Divestiture Agreement.
Closing of the Divestiture Agreement is subject to Shareholder Approval at the Shareholders Meeting and other customary closing conditions, including, without limitation, the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; execution of an amendment and restatement of the Partnership Agreement; and execution of a mutual release by the parties. Closing is expected to occur shortly after approval at the Shareholders Meeting.
The Divestiture Agreement may be terminated (i) by mutual written consent, (ii) by either party if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by Divestiture Agreement, (iii) by either party if the other party has breached is representations and warrants or any covenant or other agreement to be performed by it in a manner such that the closing conditions would not be satisfied; (iv) by Navitus if (a) its conditions set forth in the Divestiture Agreement have been satisfied and the Company fails to consummate the Divestiture on the date the closing should have occurred pursuant to the Divestiture Agreement and (b) Navitus has irrevocably confirmed in writing that all the Company’s conditions set forth in the Divestiture Agreement have been satisfied or that it is willing to waive all unsatisfied conditions and it stands ready, willing and able to consummate the closing on such date; or (v) by the Company if (a) its conditions set forth in the Divestiture Agreement have been satisfied and Navitus fails to consummate the Divestiture on the date the closing should have occurred pursuant to the Divestiture Agreement and (b) the Company has irrevocably confirmed in writing that all Navitus’ conditions set forth in the Divestiture Agreement have been satisfied or that it is willing to waive all unsatisfied conditions and it stands ready, willing and able to consummate the closing on such date.
The foregoing summary of the terms and conditions of the Divestiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.
Settlement Agreements
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a settlement agreement and mutual release (the “VPEG Settlement Agreement”) with VPEG, pursuant to which all obligations of the Company to VPEG to repay indebtedness for borrowed money (other than the VPEG Note), which totaled approximately $873,409.64, including all accrued, but unpaid, interest thereon, was converted into 110,000.472149068 shares (the “VPEG Shares”) of the Company’s newly designated Series C Preferred Stock. Some of the obligations of the Company to VPEG arose pursuant to a securities purchase agreement, dated February 1, 2017, between the Company and VPEG, pursuant to which VPEG purchased a unit comprised of (i) a twelve percent (12%) unsecured six-month promissory note in the principal amount of $320,000 and (ii) a common stock purchase warrant to purchase 5,203,252 shares of the Company’s Common Stock at an exercise price of $0.0923 per share. Pursuant to the VPEG Settlement Agreement, the twelve percent (12%) unsecured six-month promissory note was repaid in full and terminated, but VPEG retained the common stock purchase warrant.
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a settlement agreement and mutual release (the “McCall Settlement Agreement”) with McCall Law Firm (“McCall”), pursuant to which all obligations of the Company to McCall to repay indebtedness for borrowed money, which totaled approximately $380,323, including all accrued, but unpaid, interest thereon, was converted into 20,000 shares (the “McCall Shares”) of the Company’s newly designated Series D Preferred Stock.
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a settlement agreement and mutual release (the “Navitus Settlement Agreement”) with Ron Zamber and Greg Johnson, affiliates of Navitus, pursuant to which all obligations of the Company to Ron Zamber and Greg Johnson to repay indebtedness for borrowed money, which totaled approximately $520,800, including all accrued, but unpaid, interest thereon, was converted into 65,591.4971298402 shares of the Company’s newly designated Series C Preferred Stock, 46,699.9368965913 shares of which were issued to Ron Zamber and 18,891.5602332489 shares of which were issued to Greg Johnson (together, “Navitus Shares”).
On August 21, 2017, in connection with the Transaction Agreement, the Company entered into a settlement agreement and mutual release (the “Insider Settlement Agreement,” and together with the VPEG Settlement Agreement, the McCall Settlement Agreement and the Navitus Settlement Agreement, the “Settlement Agreements”) with Ron Zamber and Kim Rubin Hill, pursuant to which all obligations of the Company to Ron Zamber and Kim Rubin Hill to repay indebtedness for borrowed money, which totaled approximately $35,000, including all accrued, but unpaid, interest thereon, was converted into 4,408.03072109141 shares of the Company’s newly designated Series C Preferred Stock, 1,889.1560233248900 shares of which were issued to Ron Zamber and 2,518.8746977665200 shares of which were issued to Kim Rubin Hill (together, the “Insider Shares”).
The terms of the Series C Preferred Stock are governed by a certificate of designation (the “Series C Certificate of Designation”) filed by the Company with the Nevada Secretary of State on August 21, 2017. Pursuant to the Series C Certificate of Designation, the Company designated 810,000 shares of its preferred stock as Series C Preferred Stock. Following is a summary of the material terms of the Series C Preferred Stock:

•
Dividends. Holders are entitled to receive dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis regardless of whether the Series C Preferred Stock is then convertible) to and in the same form as dividends actually paid on shares of the Common Stock when and if such dividends are paid on shares of the Common Stock.

•
Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of shares of Common Stock, the higher of (a) an amount equal to the Stated Value per share, plus any dividends declared but unpaid thereon, which amount shall be paid pari passu with all holders of the Company’s Series D Preferred Stock, or (b) the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, which amount shall be paid pari passu with all holders of Common Stock. The “Stated Value” shall initially be $7.94005355555556 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

•
Voting Rights. Holders of shares of Series C Preferred Stock vote together with the holders of Common Stock on an as-if-converted-to-Common-Stock basis. Except as provided by law, the holders of shares of Series C Preferred Stock vote together with the holders of shares of Common Stock as a single class. However, as long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to the Series C Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

•
Conversion. On the date on which all Funding Conditions have been satisfied, each share of Series C Preferred Stock plus accrued, but unpaid, dividends thereon shall be automatically converted (without the payment of additional consideration by the holder thereof), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on such conversion date. The “Conversion Price” shall initially be equal to $0.04, subject to adjustment as set forth in the Series C Certificate of Designation. The VPEG Shares, Navitus Shares and Insider Shares are therefore convertible into an aggregate of 35,730,241 shares of Common Stock.

The terms of the Series D Preferred Stock are governed by a certificate of designation (the “Series D Certificate of Designation”) filed by the Company with the Nevada Secretary of State on August 21, 2017. Pursuant to the Series D Certificate of Designation, the Company designated 20,000 shares of its preferred stock as Series D Preferred Stock. Following is a summary of the material terms of the Series D Preferred Stock:

•
Dividends. Except for stock dividends and distributions for which adjustments are to be made pursuant to the Series D Certificate of Designation, holders of Series D Preferred Stock are not entitled to dividends.

•
Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of Series D Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of shares of Common Stock, an amount equal to the Stated Value per share, plus any dividends declared but unpaid thereon, which amount shall be paid pari passu with all holders of the Company’s Series C Preferred Stock. The “Stated Value” shall initially be $19.01615 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

•
Voting Rights. Holders of shares of Series D Preferred Stock vote together with the holders of Common Stock on an as-if-converted-to-Common-Stock basis. Except as provided by law, the holders of shares of Series D Preferred Stock vote together with the holders of shares of Common Stock as a single class. However, as long as any shares of Series D Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to the Series D Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d)

increase the number of authorized shares of Series D Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

•
Redemption. To the extent of funds legally available for the payment therefor, the Company is required to redeem the outstanding shares of Series D Preferred Stock, at a redemption price equal to the Stated Value per share (subject to adjustment) (the “Redemption Price”), payable in cash in equal monthly installments commencing on the fifteenth (15th) calendar day following the date that the Company obtains the Shareholder Approval (each such date, a “Redemption Date”). If funds legally available for redemption on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. At any time thereafter when additional funds are legally available for the redemption, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

•
Conversion. If, following the date when Shareholder Approval has been obtained, any portion of the Redemption Price has not been paid by the Company on any Redemption Date, the holder may, at its option, elect to convert each share of Series D Preferred Stock plus accrued, but unpaid dividends thereon, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on such conversion date; provided, however, that in lieu of such conversion and before giving effect thereto, the Company may elect to bring current the redemption payments payable. The “Conversion Price” shall initially be equal to $0.04, subject to adjustment as set forth in the Series D Certificate of Designation. The McCall Shares are therefore convertible into 9,508,075 shares of Common Stock.

The foregoing summary of the terms and conditions of the Settlement Agreements, the Series C Certificate of Designation and the Series D Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 regarding the issuance of the VPEG Note is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 regarding the issuance of shares of Series B Convertible Preferred Stock, Series C Preferred Stock and Series D Preferred Stock under the Transaction Agreement and the Settlement Agreements, as well as the issuance of the VPEG Note, is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation and Appointment of Directors
In connection with the closing of the Transaction Agreement, on August 21, 2017, Messrs. David McCall and Patrick Barry resigned from the Board of Directors of the Company. Their resignation was not in connection with any known disagreement with the Company on any matter. On the same date, the Board of Directors increased the size of the Board to six (6) members and appointed Messrs. Ricardo A. Salas, Kevin DeLeon and Julio C. Herrera to the Board.
Ricardo A. Salas, age 53, is the President of Armacor Holdings, LLC, an investment holding company for Liquidmetal Coatings, LLC, which develops, supplies and provides application service of leading metallic coatings which protect against wear and corrosion in oil & gas, power, pulp & paper and other industrial environments. He has served as a Director of Liquidmetal Coatings, LLC since June 2007. Between 2008 and 2015, Mr. Salas served as Executive Vice

President and a Director of Liquidmetal Technologies, Inc., a pioneer in developing and commercializing a family of amorphous metal alloys. In 2001, he founded and became CEO of iLIANT Corporation, a health care information technology and outsourcing service provider. Following iLIANT’s merger with MED3000 Group, Inc., he continued to serve as a Director of MED3000 Group, Inc. and on its Special Committee leading up to its sale to McKesson Corporation in December of 2012. He serves as a Director of Advantum Health, a private equity backed healthcare IT enabled services company. Mr. Salas received an Economics degree from Harvard College in 1986. Mr. Salas was selected to serve on the Company’s Board of Directors due to his extensive management experience.
Kevin DeLeon, age 50, is a General Partner and Director of Corporate Strategy for Visionary Private Equity Group, a private equity firm that invests in early stage, high growth companies. Mr. DeLeon has spent more than twenty-five years in global finance, both on the buy and sell side, in New York, London, and Tokyo. For the past decade, his focus has been in natural resources, most recently as Senior Advisor to the Company since February, 2015. Prior to joining the Company, he served in the same capacity at Miller Energy, a NYSE-listed Alaska focused oil and gas exploration and production company, from June 2013 to February 2015. At Miller, Mr. DeLeon was responsible for overseeing corporate strategy, with particular focus on financing the company’s drilling program and acquisitions, as well as investor relations and corporate governance. Prior to Miller, Mr. DeLeon spent approximately six years spearheading the U.S. operations for a boutique U.K. investment bank, with a strong focus in E&P and metals & mining. Early in his career, he worked for Yamaichi, one of the Big Four Japanese securities houses, where he received the Chairman’s award for his consistent revenue contributions. Mr. DeLeon was also a founding partner of Bracken Partners, a London-based corporate finance advisory and fund management firm with particular focus on the U.K. private equity markets. He has served as both a senior executive and non-executive director of numerous public and private U.K. and U.S. companies. Mr. DeLeon is a 1990 graduate of Yale University, with a B.A in Economics. Mr. DeLeon was selected to serve on the Company’s Board of Directors due to his extensive global finance experience.
Julio C. Herrera, age 50, has been Chief Financial Officer of Lewis Energy Group, L.P. since June 2016. Mr. Herrera started his Oil and Gas career in 1988 with ExxonMobil in Colombia, and then joined British Petroleum in 1992. His 29 years in the energy industry include positions with responsibilities over Alaska, Texas, Wyoming, Angola, Azerbaijan, Scotland, Egypt, Colombia, Mexico, Brazil and the rest of Latin America. At BP, Mr. Herrera held various executive finance and Chief Financial Officer positions across local, national and international divisions. He has served on the Board of HydroPacific Pumps, a Canadian oil and gas service company, as well as a Senior Infrastructure Director for the BlackRock-Pemex JV. Mr. Herrera has a Masters' Degree in Certified Public Accounting from the Pontificia Universidad Javeriana in Bogotá, Colombia and has completed post-graduate studies in Marketing at the Kellogg School of Management and CFO Excellence at the Wharton School of Business. Mr. Herrera was selected to serve on the Company’s Board of Directors due to his extensive finance experience in the energy industry.
There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were selected as directors. The newly appointed directors were appointed until their successors are duly elected and qualified. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Amended and Restated Employment Agreement
In connection with the Transaction Agreement, on August 21, 2017, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Kenneth E. Hill, the Company’s Chief Executive Officer, which amends and replaces the prior agreement entered into on January 7, 2012.
Under the Employment Agreement, the Company agreed to pay Mr. Hill a salary of $250,000 per year, and he will be eligible for annual bonuses at the discretion of the Company’s Board of Directors. In addition, the Company agreed to grant Mr. Hill an option to purchase 7,500,000 shares of the Company’s Common Stock, which option will have an exercise price of $0.04 per share and will vest in 36 equal monthly installments. Mr. Hill will also be eligible to participate in the standard benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and our generally applicable policies.

The term of the Employment Agreement is for three (3) years and automatically renews for additional one-year periods unless terminated. Either party may terminate the Employment Agreement at any time upon at least 30 days written notice (other than a termination by the Company for Cause).
If Mr. Hill’s employment is terminated by the Company (other than as a result of death, disability or Cause (as defined in the Employment Agreement)) or is terminated by Mr. Hill for Good Reason (as defined in the Employment Agreement), Mr. Hill is entitled to the following: (i) a lump sum payment in an amount equal to product of (a) the base salary and bonus paid during the immediately preceding twelve month period ending on the date of termination of employment, multiplied by (b) fifty percent (50%) (notwithstanding the foregoing, if termination is within 6 months before or 24 months following the occurrence of a Change of Control (as defined in the Employment Agreement), such lump sum payment shall be equal to product of (a) the base salary and the maximum bonus under the Employment Agreement, multiplied by (b) one hundred percent (100%), and all stock options shall immediately vest); (ii) all base salary earned, accrued or owing through the date his employment is terminated but not yet paid; and (iii) continued participation in all employee benefit plans, programs or arrangements available to the Company executives in which Mr. Hill was participating on the date of termination until the earliest of (but only to the extent the terms of such benefit plans, programs or arrangements permit such continued participation): (a) the second anniversary of the date of termination of employment, provided that if termination of employment is within 6 months before or 24 months following the occurrence of a Change of Control, then he shall be entitled to continue to participate in such employee benefit plans, programs or arrangements until the third anniversary of the date of termination of employment; (b) the date the Employment Agreement would have expired (with timely written notice) but for the occurrence of the date of termination; or (c) the date, or dates, Mr. Hill receives coverage and benefits under the plans, programs and arrangements of a subsequent employer (such coverages and benefits to be determined on a coverage-by- coverage, or benefit-by-benefit, basis).
The foregoing summary of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.
Item 8.01    Other Events.
On August 22, 2017, the Company issued a press release regarding the Transaction Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series B Convertible Preferred Stock filed with Nevada Secretary of State on August 21, 2017
3.2	Certificate of Designation of Series C Preferred Stock filed with Nevada Secretary of State on August 21, 2017
3.3	Certificate of Designation of Series D Preferred Stock filed with Nevada Secretary of State on August 21, 2017
10.1	Transaction Agreement, dated August 21, 2017, between Victory Energy Corporation and Armacor Victory Ventures, LLC
10.2	Exclusive Sublicense Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation
10.3	Trademark License Agreement, dated August 21, 2017, between Liquidmetal Coatings Enterprises, LLC and Victory Energy Corporation
10.4	Lock-Up and Resale Restriction Agreement, dated August 21, 2017, by and among Victory Energy Corporation and certain holders signatory thereto
10.5	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation
10.6	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Holdings, LLC and Victory Energy Corporation
10.7	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between LM Group Holdings, LLC and Victory Energy Corporation
10.8	Loan Agreement, dated August 21, 2017, between Visionary Private Equity Group I, LP and Victory Energy Corporation
10.9	Secured Convertible Original Issue Discount Promissory Note issued by Victory Energy Corporation to Visionary Private Equity Group I, LP on August 21, 2017
10.10	Divestiture Agreement, dated August 21, 2017, between Victory Energy Corporation and Navitus Energy Group
10.11	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Visionary Private Equity Group I, LP
10.12	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and McCall Law Firm
10.13	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Greg Johnson
10.14	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Kim Rubin Hill
10.15	Amended and Restated Employment Agreement, dated August 21, 2017, between Victory Energy Corporation and Kenneth E. Hill
99.1	Press Release issued August 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: August 24, 2017	/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series B Convertible Preferred Stock filed with Nevada Secretary of State on August 21, 2017
3.2	Certificate of Designation of Series C Preferred Stock filed with Nevada Secretary of State on August 21, 2017
3.3	Certificate of Designation of Series D Preferred Stock filed with Nevada Secretary of State on August 21, 2017
10.1	Transaction Agreement, dated August 21, 2017, between Victory Energy Corporation and Armacor Victory Ventures, LLC
10.2	Exclusive Sublicense Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation
10.3	Trademark License Agreement, dated August 21, 2017, between Liquidmetal Coatings Enterprises, LLC and Victory Energy Corporation
10.4	Lock-Up and Resale Restriction Agreement, dated August 21, 2017, by and among Victory Energy Corporation and certain holders signatory thereto
10.5	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation
10.6	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Holdings, LLC and Victory Energy Corporation
10.7	Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between LM Group Holdings, LLC and Victory Energy Corporation
10.8	Loan Agreement, dated August 21, 2017, between Visionary Private Equity Group I, LP and Victory Energy Corporation
10.9	Secured Convertible Original Issue Discount Promissory Note issued by Victory Energy Corporation to Visionary Private Equity Group I, LP on August 21, 2017
10.10	Divestiture Agreement, dated August 21, 2017, between Victory Energy Corporation and Navitus Energy Group
10.11	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Visionary Private Equity Group I, LP
10.12	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and McCall Law Firm
10.13	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Greg Johnson
10.14	Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Kim Rubin Hill
10.15	Amended and Restated Employment Agreement, dated August 21, 2017, between Victory Energy Corporation and Kenneth E. Hill
99.1	Press Release issued August 22, 2017